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                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                          FJK MILLENNIUM FUND III, LTD.

                                    ARTICLE I

                                      NAME

                         The name of the corporation is:

                          FJK Millennium Fund III, Inc.



                                   ARTICLE II

                               PERIOD OF DURATION

         The corporation shall have perpetual duration. The corporate existence shall begin on January 1, 2000.

         Each reference to the Colorado Business Corporation Act in these Articles means the Colorado Business Corporation Act of 1993 as it may be amended from time to time during the corporate existence, unless otherwise stated.

                                   ARTICLE III

                                     PURPOSE

         The purpose for which the corporation is organized shall be the transaction of any lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

                                   ARTICLE IV

                               AUTHORIZED CAPITAL

         Authorized Shares. The aggregate number of shares which the corporation has authority to issue is 50,000,000. All of the shares consist of one class which is designated "common stock." The par value of each share is $.001.

         Dividends. Dividends may be paid upon the common stock to the extent and in the manner permitted by law, as and when declared by the board of directors.


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         Distribution in Liquidation. Upon any liquidation, dissolution, or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations, the corporation shall distribute the remainder of its assets, either in cash or in kind, pro rata to the holders of the common stock.

                                    ARTICLE V

                                     VOTING

         Voting Rights; Denial of Cumulative Voting. Each outstanding share of common stock shall be entitled to one vote and each outstanding fractional share of common stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors.

         Denial of Preemptive Rights. No shareholder shall have any preemptive or preferential right to acquire any shares or other securities of the corporation, including shares or securities held in the treasury of the corporation and securities either convertible into or carrying rights to subscribe to or acquire shares or other securities of the corporation.

         Quorum of Shareholders. A quorum at any meeting of shareholders for the purpose of each matter to be voted upon shall consist of the holders of a majority of the shares entitled to vote upon the matter, represented in person or by proxy.

         Regular Shareholder Vote. At any meeting of shareholders at which a quorum exists for the purpose of any matter to be voted upon, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter shall be the act of the shareholders unless a greater affirmative vote is required by the Colorado Business Corporation Act or another provision of these Articles.

         Shareholder Voting on Extraordinary Corporate Actions. An affirmative vote of a majority of all shares entitled to vote shall be required to (a) adopt any proposed amendment to these Articles, (b) authorize the corporation to lend money to, guarantee the obligations of and otherwise assist the directors of the corporation or the directors of any other corporation in which the majority of the voting capital stock is owned by the corporation, (c) approve any plan of merger or consolidation of the corporation with one or more other corporations, (except no vote of the shareholders of this corporation shall be required if no vote is required by the Colorado Business Corporation Act with respect to such merger or consolidation) or any plan of exchange under which the shares of the corporation would be acquired, (d) authorize the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of its business (including the granting of consent to the disposition of substantially all of the property and assets of an entity controlled by the corporation), or (e) adopt a resolution either to dissolve the corporation or to revoke voluntary dissolution proceedings.


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                                   ARTICLE VI

                       REGISTERED OFFICE, REGISTERED AGENT
                              AND PRINCIPAL OFFICE


         Registered Office. The street address of the initial registered office of the corporation is 5670 Greenwood Plaza Boulevard, Suite 422, Englewood, Colorado 80111.

         Registered Agent. The name of its initial registered agent at the registered office of the corporation is David M. Summers. A separate written consent of the initial registered agent to the appointment as registered agent has been delivered for filing with these Articles of Incorporation.

         Principal Office and Mailing Address. The address of the principal office and mailing address of the corporation is 3225 East 2nd Avenue, Denver, Colorado 80206.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

         Management. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The number of directors constituting the full board of directors shall be established from time to time in the bylaws of the corporation.

         Initial Director. The number of directors constituting the initial board of directors is one. The name of the person who shall serve as director of this corporation until the first annual meeting of shareholders or until his successor is elected and qualified is F. Jeffrey Krupka and his address is 3225 East 2nd Avenue, Denver, Colorado 80206.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

         No director of the corporation shall have any liability to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted under the Colorado Business Corporation Act. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director with respect of any act or omission occurring prior to such repeal or modification.


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                                   ARTICLE IX

                               RIGHT OF DIRECTORS
                          TO CONTRACT WITH CORPORATION

         It being the express purpose and intent of this Article to permit the corporation to buy from, sell to, or otherwise deal with other corporations, firms, associations, or entities of which any or all of the directors of the corporation may be directors, officers, or members or in which any or all of them may have pecuniary interests, no contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee of the board which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

         1. The material facts of such relationship or interest are disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent of a majority of disinterested directors without counting the votes or consents of such interested directors;

         2. The material facts of such relationship or interest are disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

         3. The contract or transactions is fair and reasonable to the corporation.

         Furthermore, common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee of the board which authorizes, approves, or ratifies such contract or transaction.

                                    ARTICLE X

                                 INDEMNIFICATION

         The corporation shall indemnify to the fullest extent permitted by applicable law in effect from time to time, any person (and that person's estate and personal representative) who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or while a director of the corporation is or was serving at its request as a director, officer, partner, trustee, employee, or agent of, or in any similar managerial or fiduciary position of, another foreign or domestic corporation or any individual, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan. The corporation shall also indemnify any person who is serving or has served the corporation as a director, officer, employee, fiduciary, or agent (and that person's estate and personal representative) to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.



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                                   ARTICLE XI

                                  INCORPORATOR

         The name of the incorporator is David M. Summers and his address is 5670 Greenwood Plaza Boulevard, Suite 422, Englewood, Colorado 80111. The incorporator is a natural person of the age of 18 years or more. Acting as the incorporator of a corporation to be incorporated under the laws of the State of Colorado, the incorporator named above hereby adopts the foregoing Articles of Incorporation.


         Date: December 29, 1999             /s/ DAVID M. SUMMERS
                                             -----------------------------------
                                             David M. Summers, Incorporator



                   CONSENT TO APPOINTMENT AS REGISTERED AGENT

         The undersigned hereby consents to the appointment as the initial registered agent of FJK Millennium Fund III, Ltd.


         December 29, 1999                   /s/ DAVID M. SUMMERS
                                             -----------------------------------
                                             David M. Summers